UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2014

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 5, 2014, and the following matters were voted on at that meeting:

1.	The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Gregory Q. Brown	200,669,615	4,328,041	954,258	17,129,014
Kenneth C. Dahlberg	204,608,352	1,059,765	283,797	17,129,014
David W. Dorman	204,597,063	1,068,932	285,919	17,129,014
Michael V. Hayden	204,288,976	1,376,806	286,132	17,129,014
Judy C. Lewent	205,240,534	429,332	282,048	17,129,014
Anne R. Pramaggiore	204,329,343	1,342,278	280,293	17,129,014
Samuel C. Scott III	202,936,562	2,728,159	287,193	17,129,014
Bradley E. Singer	204,556,570	1,108,147	287,197	17,129,014

2.	The stockholders approved, on an advisory (non-binding) basis, the Company’s executive compensation, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
202,147,425	3,374,169	430,320	17,129,014

3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
220,650,618	2,052,237	378,073	n/a

4.	A stockholder proposal on a human rights policy was defeated by the stockholders, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
11,631,551	171,832,048	22,488,315	17,129,014

5.	A stockholder proposal on political disclosure and accountability was defeated by the stockholders, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
42,567,515	135,829,436	27,554,963	17,129,014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: May 7, 2014	By:	/s/ Michelle M. Warner
		Name:	Michelle M. Warner
		Title:	Corporate Vice President, Deputy General Counsel and Secretary